EXHIBIT 99.1

PRESS RELEASE

February 27, 2009

CONTACT:	ECB Bancorp, Inc.
Gary M. Adams, Chief Financial Officer
(252) 925-5525
(252) 925-8491 facsimile

FOR IMMEDIATE RELEASE

ECB Bancorp, Inc. Reports 2008 Financial Results

ENGELHARD, N.C.-ECB Bancorp, Inc. (NASDAQ:ECBE) (“ECB” or the “Company”) today announced its results for the three and twelve months ended December 31, 2008.

2008 Fourth Quarter Financial Highlights

For the three months ended December 31, 2008, net income was $262,000 or $0.09 per diluted share which compares to net income for the three months ended December 31, 2007 of $1,268,000 or $0.43 per diluted share.

For the twelve months ended December 31, 2008, net income was $3,419,000 or $1.18 per diluted share which compares to net income for the twelve months ended December 31, 2007 of $4,812,000 or $1.65 per diluted share.

Other Financial Highlights include:

•	Consolidated assets increased 30.7% to $841,851,000 at December 31, 2008 from $643,889,000 at December 31, 2007.

•	Loans increased 18.6% to $538,836,000 at December 31, 2008 from $454,198,000 at December 31, 2007.

•	Deposits increased 19.5% to $629,152,000 at December 31, 2008 from $526,361,000 at December 31, 2007.

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Net interest income decreased slightly to $20,514,000 for the twelve months ended December 31, 2008 from $20,548,000 a year ago. For the 2008 fourth quarter, net interest income decreased 10.8% to $4,737,000 compared to $5,309,000 for the fourth quarter of 2007.

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Non-interest income for the twelve months ended December 31, 2008 was $6,568,000, an increase of 6.2% compared to $6,186,000 a year ago. For the 2008 fourth quarter, non-interest income decreased 14.9% to $1,138,000 compared to $1,338,000 for the same period in 2007.

•	Declared quarterly dividend of $0.1825 per share, or $0.73 per share on an annualized basis, representing a 4.3% increase for 2008 over our 2007 annualized dividend.

Arthur H. Keeney III, President and CEO stated: “Despite the current national economic situation and the distressed condition of the credit markets and equity markets, The East Carolina Bank remains in sound financial condition and continues to focus on asset quality, capital adequacy, liquidity, cost control and quality of earnings.

“We are particularly pleased with our loan growth in 2008 since we were able to add several quality business relationships even though market and economic conditions seemed to deteriorate monthly. Our strong capital position enhanced by our liquidity was a significant factor in enabling this to happen. We are in the business to lend money and we will continue to lend money to creditworthy businesses and individuals.

“With an increase of over 18% in loans, even in the face of further deterioration in the general economy, we increased our normal provision expense which resulted in an increase in our allowance for loan losses (“AFLL”) to 1.10% of period-end loans at December 31, 2008 from 0.90% of period-end loans at December 31, 2007. It is important to note that in the second quarter of 2007 we modified our AFLL model to more accurately conform to the industry guidance that had been issued by the accounting and regulatory agencies regarding the AFLL. As a result, a one-time credit adjustment of $539,000 was made to the “Provision for Loan Loss” which, in turn, resulted in a negative provision expense of $99,000 for the period ended December 31, 2007. Conversely, our provision expense for the year ended December 31, 2008 was $2,450,000.

“At December 31, 2008, our non-performing loans to period-end loans decreased to 1.85% from 2.27% reported at September 30, 2008. Management expects losses on these well collateralized, non-performing loans to be minimal. Net charge-offs to average loans annualized were a modest 0.12% for the year ended December 31, 2008, which compared to 0.13% for the year ended December 31, 2007.

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“On January 16, 2009, we completed the issuance and sale of $17.9 million in senior cumulative preferred stock under the U.S. Treasury Department’s Capital Purchase Program (CPP). Although prior to that transaction our capital was well above the level at which banks and bank holding companies are classified as “well capitalized” under the capital adequacy guidelines of the FDIC and the Federal Reserve, respectively, we were pleased to be selected for participation in this program intended for financially strong institutions. This investment has strengthened our already solid capital ratios and our ability to support our local and regional economies during the economic downturn.

“On a proforma basis, the effect of the additional capital would have been to increase our leverage capital ratio, tier 1 risk-based capital ratio and total risk-based capital ratio to 10.99%, 13.68% and 14.64% , respectively, from their actual levels on December 31, 2008 of 8.65%, 10.83% and 11.80%, respectively.

“The slight decrease in our net interest income was due principally to: (a) the downward pressure on interest rates on earning assets which continued throughout the year; (b) higher than expected deposit costs, especially during the third quarter when many large bank competitors faced liquidity issues and rate competition, particularly for CD’s, became intense; (c) and a $350,000 charge from the IRS for interest expense computed on additional taxes owed from an IRS audit of fiscal years 2005, 2006 and 2007. We have not yet been informed if we will be charged any penalties from the tax audit.

“Non-interest income was impacted positively as the result of our receipt of a $386,000 distribution from VISA International’s public offering in mid-2008. Non-interest income was impacted negatively in the fourth quarter of 2008 by a $291,000 amortization charge from an investment in the Community Affordable Housing Equity Corporation (CAHEC). A non-profit organization, CAHEC partners with public and private sectors to help individuals and families have an opportunity to live in decent, safe and affordable homes at a modest percentage of their monthly incomes. Additionally, non-interest income in 2007 included a $240,000 first quarter non-recurring item relating to the recapture of the allowance for losses on unfunded loan commitments which was part of the 2007 AFLL modification process described earlier.

“We continue to monitor our non-interest expenses closely as cost containment remains one of our principal goals, particularly during these challenging economic times and during this time of continued margin compression. However, the increase in non-interest expense for 2008 over 2007 was almost entirely due to the resumption of premium payments to the FDIC deposit insurance fund.

“We took advantage of a steepening yield curve in the first quarter of 2008 and entered into a $30 million leveraged transaction (5 years duration) in order to increase yield in our investment portfolio and enhance our interest rate margin (borrowed funds

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are used to buy higher yielding investment securities). This strategy has previously been used when loan demand was slow and we had excess liquidity. We anticipate replacing these investment assets with higher yielding loans over time as these investments mature.

“Our branch expansion plans, specifically the construction of our 25th branch on Market Street North in Porter’s Neck Township of Wilmington, North Carolina, have been deferred for several months as we continue to proceed cautiously with our capital expenditures until we see some relief from the general economic malaise.”

About ECB Bancorp, Inc.

ECB Bancorp, Inc. is a bank holding company, headquartered in Engelhard, North Carolina, whose wholly-owned subsidiary, The East Carolina Bank, is a state-chartered, independent community bank insured by the FDIC. The Bank provides a full range of financial services through its 24 offices covering eastern North Carolina from Currituck to Ocean Isle Beach and Greenville to Hatteras. The Bank also provides mortgages, insurance services through the Bank’s licensed agents, and investment and brokerage services offered through a third-party broker-dealer. The Company’s common stock is listed on The Nasdaq Global Market under the symbol “ECBE”. More information can be obtained by visiting ECB’s web site at www.ecbbancorp.com.

“Safe Harbor Statement” Under the Private Securities Litigation Reform Act of 1995

Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue,” or similar terms or the negative of these terms, or other statements concerning opinions or judgments of the Company’s management about future events. Factors that could influence the accuracy of such forward-looking statements include, but are not limited to pressures on the earnings, capital and liquidity of financial institutions in general, resulting from current and future conditions in the credit and equity markets, the financial success or changing strategies of the Company’s customers, actions of government regulators, the level of market interest

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rates, weather and similar conditions, particularly the effect of hurricanes on the Company’s banking and operations facilities and on the Company’s customers and the communities in which it does business, changes in general economic conditions and the real estate values in our banking market (particularly changes that affect our loan portfolio, the abilities of our borrowers to repay their loans, and the values of loan collateral). Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. All forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statements in this paragraph. The Company has no obligations, and does not intend, to update these forward-looking statements.

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See 3 pages of financial information attached

ECB BANCORP, INC. AND SUBSIDIARY

Consolidated Balance Sheets

December 31, 2008 and 2007

(Dollars in thousands, except per share data)

	December 31, 2008	December 31, 2007*
	(unaudited)
Assets
Non-interest bearing deposits and cash	$15,897	$16,303
Interest bearing deposits	902	925
Overnight investments	—	4,775

Total cash and cash equivalents	16,799	22,003

Investment securities
Available-for-sale, at market value (cost of $237,638 and $126,616 at December 31, 2008 and 2007, respectively)	239,709	125,888

Loans	538,836	454,198
Allowance for loan losses	(5,931)	(4,083)

Loans, net	532,905	450,115

Real estate and repossessions acquired in settlement of loans, net	3,724	66
Federal Home Loan Bank common stock, at cost	3,859	2,382
Bank premises and equipment, net	25,737	24,450
Accrued interest receivable	4,663	4,456
Bank owned life insurance	8,347	8,030
Other assets	6,108	6,499

Total	$841,851	$643,889

Liabilities and Shareholders’ Equity
Deposits
Demand, noninterest bearing	$90,197	$95,596
Demand, interest bearing	99,011	103,347
Savings	16,882	18,492
Time	423,062	308,926

Total deposits	629,152	526,361

Payable, settlement for securities purchased	53,426	—
Accrued interest payable	2,889	2,525
Short-term borrowings	57,716	43,174
Long-term obligations	26,000	—
Other liabilities	4,725	4,988

Total liabilities	773,908	577,048

Shareholders’ equity
Preferred Stock, Series A	—	—
Common stock, par value $3.50 per share, authorized 10,000,000 shares; issued and outstanding 2,844,489 at December 31, 2008 and 2,920,769 at December 31, 2007	9,956	10,184
Capital surplus	25,707	27,026
Retained earnings	31,026	30,099
Accumulated other comprehensive income (loss)	1,254	(468)

Total shareholders’ equity	67,943	66,841

Total	$841,851	$643,889

*	Derived from audited consolidated financial statements.

ECB BANCORP, INC. AND SUBSIDIARY

Consolidated Income Statements

For three and twelve months ended December 31, 2008 and 2007

(Dollars in thousands, except per share data)

(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2008	2007	2008	2007 *
Interest income:
Interest and fees on loans	$7,611	$8,585	$31,345	$33,688
Interest on investment securities:
Interest exempt from federal income taxes	315	318	1,305	1,225
Taxable interest income	1,786	1,084	6,215	4,384
Dividend income	12	49	217	137
Other interest	69	50	257	549

Total interest income	9,793	10,086	39,339	39,983

Interest expense:
Deposits:
Demand accounts	204	416	894	1,779
Savings	19	23	87	94
Time	3,958	3,882	15,295	15,256
Short-term borrowings	308	456	1,545	2,306
Long-term obligations	217	—	654	—
Other interest expense	350	—	350	—

Total interest expense	5,056	4,777	18,825	19,435

Net interest income	4,737	5,309	20,514	20,548
Provision for loan losses	1,110	—	2,450	(99)

Net interest income after provision for loan losses	3,627	5,309	18,064	20,647

Noninterest income:
Service charges on deposit accounts	832	758	3,259	3,028
Other service charges and fees	282	334	1,367	1,508
Mortgage origination brokerage fees	191	287	1,035	1,091
Net gain (loss) on sale of securities	6	(164)	218	(161)
Income from bank owned life insurance	75	72	316	289
Other operating income	(248)	51	373	431

Total noninterest income	1,138	1,338	6,568	6,186

Noninterest expenses:
Salaries	2,078	2,164	8,161	8,431
Retirement and other employee benefits	164	401	2,706	2,503
Occupancy	468	443	1,857	1,788
Equipment	369	427	1,638	1,885
Professional fees	253	146	717	673
Supplies	87	118	312	432
Telephone	164	148	679	563
FDIC deposit insurance	119	16	384	62
Other operating expenses	1,090	994	4,179	4,007

Total noninterest expenses	4,792	4,857	20,633	20,344

Income (loss) before income taxes	(27)	1,790	3,999	6,489

Income taxes	(289)	522	580	1,677

Net Income	$262	$1,268	$3,419	$4,812

Net income per share – basic	$0.09	$0.44	$1.19	$1.65

Net income per share – diluted	$0.09	$0.43	$1.18	$1.65

Weighted average shares outstanding - basic	2,851,292	2,913,043	2,884,396	2,908,371

Weighted average shares outstanding - diluted	2,857,712	2,919,625	2,889,016	2,914,352

*	Derived from audited consolidated financial statements.

ECB Bancorp, Inc.

Supplemental Quarterly Financial Data (Unaudited)

(Dollars in thousands, except per share data)

	12/31/08	9/30/2008	6/30/08	3/31/08	12/31/07
Income Statement Data:
Interest income	$9,793	$9,964	$9,848	$9,734	$10,086
Interest expense	5,056	4,574	4,481	4,714	4,777

Net interest income	4,737	5,390	5,367	5,020	5,309
Provision for loan losses	1,110	440	570	330	—
Net after provision expense	3,627	4,950	4,797	4,690	5,309
Noninterest income	1,138	1,775	1,707	1,948	1,338
Noninterest expense	4,792	5,476	5,108	5,257	4,857
Income (loss) before income taxes	(27)	1,249	1,396	1,381	1,790
Income taxes	(289)	240	294	335	522

Net income	$262	$1,009	$1,102	$1,046	$1,268

Per Share Data and Shares Outstanding:
Net income – basic	$0.09	$0.35	$0.38	$0.36	$0.44
Net income – diluted	0.09	0.35	0.38	0.36	0.43
Cash dividends	0.1825	0.1825	0.1825	0.1825	0.1750
Book value at period end	23.89	22.88	22.43	23.30	22.88
Dividend payout ratio	202.78%	52.14%	48.03%	50.69%	39.77%
Weighted-average number of common shares outstanding:
Basic	2,851,292	2,883,121	2,891,931	2,911,620	2,913,043
Diluted	2,857,712	2,888,466	2,897,399	2,913,142	2,919,625
Shares outstanding at period end	2,844,489	2,887,996	2,888,896	2,909,699	2,920,769

Balance Sheet data:
Total assets	$841,851	$767,768	$738,040	$714,562	$643,889
Loans – gross	538,836	524,337	516,492	485,774	454,198
Allowance for loan losses	5,931	5,077	4,739	4,379	4,083
Investment securities	239,709	154,077	157,589	160,874	125,888
Interest earning assets	783,306	704,524	679,708	661,182	588,168
Premises and equipment, net	25,737	25,250	25,143	24,916	24,450
Total deposits	629,152	619,019	578,273	555,591	526,361
Short-term borrowings	57,716	45,674	60,928	56,300	43,174
Long-term obligations	26,000	26,000	26,000	26,000	—
Shareholders’ equity	67,943	66,086	64,806	67,798	66,841

Selected Performance Ratios: (annualized) :
Return on average assets	0.14%	0.54%	0.61%	0.62%	0.80%
Return on average shareholders’ equity	1.59%	6.23%	6.52%	6.17%	7.67%
Net interest margin	2.74%	3.18%	3.33%	3.40%	3.78%
Efficiency ratio	78.31%	73.81%	69.73%	72.68%	70.48%

Asset Quality Ratios:
Nonperforming loans to period-end loans	1.85%	2.27%	0.12%	0.27%	0.10%
Allowance for loan losses to period-end loans	1.10%	0.97%	0.92%	0.90%	0.90%
Allowance for loan losses to nonperforming loans	59%	43%	752%	336%	877%
Net charge-offs to average loans (annualized)	0.19%	0.08%	0.17%	0.03%	0.24%

Capital Ratios:
Equity-to-assets ratio	8.07%	8.61%	8.78%	9.49%	10.38%
Leverage Capital ratio	8.65%	9.00%	9.28%	10.02%	10.66%
Tier 1 Capital ratio	10.83%	11.31%	11.52%	12.07%	12.94%
Total Capital ratio	11.80%	12.16%	12.33%	12.86%	13.72%

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